As filed with the Securities and Exchange Commission on March 6, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SWS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-2040825
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1201 Elm Street Suite 3500 Dallas, Texas	75270
(Address of Principal Executive Offices)	(Zip Code)

SWS Group 401(k) Profit Sharing Plan

(Full title of the plan)

Allen R. Tubb

SWS Group, Inc.

1201 Elm Street

Suite 3500

Dallas, Texas 75270

(Name and address of agent for service)

(214) 859-1800

(Telephone number, including area code, of agent for service)

with copies of communications to:

Darrel A. Rice

Haynes and Boone, LLP

2323 Victory Avenue

Suite 700

Dallas, Texas 75219

(214) 651-5969

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, par value $0.10 per share	1,500,000	$6.26	$9,390,000	$1,280.80

(1)	Plus such indeterminate number of shares of Common Stock as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. In accordance with Rule 457(h)(2), no separate fee calculation is made for plan interests.
(2)	The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h)(1) of Rule 457 promulgated under the Securities Act of 1933, as amended, and are based upon the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on February 28, 2013.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended, and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this registration statement (this “Registration Statement”) as required by Rule 428(b).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Securities and Exchange Commission (the “Commission”) allows SWS Group, Inc. (the “Registrant”) and the SWS Group 401(K) Profit Sharing Plan (the “Plan”) to “incorporate by reference” certain information filed with the Commission into this Registration Statement, which means that the Registrant and the Plan are disclosing important information to you by referring you to other information filed with the Commission. The information that the Registrant and the Plan incorporate by reference is considered part of this Registration Statement. The Registrant and the Plan specifically are incorporating by reference the following documents filed with the Commission (excluding those portions of any Form 8-K that are furnished and not deemed “filed” pursuant to the General Instructions of Form 8-K):

(a)	the Registrant’s Annual Report on Form 10-K for the year ended June 29, 2012 (including information specifically incorporated by reference from the Definitive Proxy Statement on Schedule 14A for the Registrant’s 2012 Annual Meeting), filed with the Commission on September 7, 2012;

(b)	SWS Group 401(K) Profit Sharing Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2011, filed on June 28, 2012;

(c)	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 28, 2012, filed on November 7, 2012;

(d)	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2012, filed on February 7, 2013;

(e)	the Registrant’s Current Report on Form 8-K, filed on November 16, 2012;

(f)	the Registrant’s Current Report on Form 8-K, filed on January 15, 2013;

(g)	the description of the Registrant’s common stock, which is contained in the registration statement on Form 8-A, filed on September 19, 1997, as updated or amended in any amendment or report filed for such purpose; and

(h)	all documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, but excluding information furnished to, rather than filed with, the Commission, shall be deemed to be incorporated by reference herein and to be a part hereof from the date such documents are filed.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interest of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant’s restated certificate of incorporation eliminates the liability of the Registrant’s directors for acts or omissions in their capacities as directors to the fullest extent permitted by Delaware statutory or decisional law, including the Delaware General Corporation Law. Accordingly, pursuant to Section 102(b)(7) of the Delaware General Corporation Law, none of the Registrant’s directors will be personally liable to the Registrant or any of the Registrant’s stockholders for monetary damages arising from the director’s breach of fiduciary duty as a director. However, this provision does not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the Registrant or the Registrant’s stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) any action in which the director would be liable under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

The Registrant’s restated by-laws provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of SWS Group, Inc.) by reason of the fact that he or she is or was a director or officer of SWS Group, Inc., against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if (i) such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of SWS Group, Inc.; (ii) the action, suit or proceeding does not relate (even in part) to his or her service or the performance of his or her duties as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (whether or not he or she was so serving at the request of SWS Group, Inc.); and (iii) with respect to any criminal action, suit or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The Registrant’s restated by-laws provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding by or in the right of SWS Group, Inc. to procure a judgment in its favor, by reason of the fact that he or she is or was a director or officer of SWS Group, Inc., or is or was serving at the request of SWS Group, Inc. as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit, or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest, of SWS Group, Inc. The Registrant shall not be required to (but, to the extent permitted, may) indemnify any person that is or was a director or officer of SWS Group, Inc. in respect of any claim, issue, or matter relating to his employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (whether or not he or she was serving at the request of SWS Group, Inc.).

The Registrant’s power to indemnify applies to actions brought by or in the right of SWS Group, Inc. to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against such expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of SWS Group, Inc., except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged liable to SWS Group, Inc., unless and only to the extent that the Court of Chancery or court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

Notwithstanding the other indemnification provisions in the Registrant’s restated by-laws, to the extent a director or officer of SWS Group, Inc., or person serving at the request of SWS Group, Inc. as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above (including, without limitation, the dismissal of an action, suit or proceeding without admission of liability), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

The Registrant’s restated by-laws also provide that it may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of SWS Group, Inc., or is or was serving at the request of SWS Group, Inc. as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not SWS Group, Inc. would have the power to indemnify him against such liability under the indemnification provisions of the restated by-laws. As permitted under Delaware law and the Registrant’s restated by-laws, the Registrant maintains liability insurance covering the Registrant’s directors and officers.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Registrant’s restated certificate of incorporation or restated by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Restated Certificate of Incorporation of the Registrant incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed October 15, 2009.

4.2	Restated By-laws of the Registrant incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed March 7, 2012.

4.3	Certificate of Designations of Non-Voting Perpetual Participating Preferred Stock, Series A of SWS Group, Inc., incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed August 1, 2011.

4.4	Warrant to purchase up to 8,695,652 shares of Common Stock, issued on July 29, 2011 to Hilltop Holdings Inc. incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed August 1, 2011.

4.5	Warrant to purchase up to 8,419,148 shares of Common Stock, issued on July 29, 2011 to Oak Hill Capital Partners III, L.P. incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed August 1, 2011.

4.6	Warrant to purchase up to 276,504 shares of Common Stock, issued on July 29, 2011 to Oak Hill Capital Management Partners III, L.P. incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed August 1, 2011.

4.7	Investor Rights Agreement dated as of July 29, 2011 among SWS Group, Inc., Hilltop Holdings Inc., Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management Partners III, L.P. incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K filed August 1, 2011.

23.1*	Consent of Grant Thornton LLP.

24.1*	Power of Attorney of the Directors of SWS Group, Inc. (incorporated in the signature page of this Registration Statement).

*	Each document marked with an asterisk is filed herewith.

The Registrant will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 6, 2013.

SWS GROUP, INC.

By:	/s/ James H. Ross
James H. Ross
Director, President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of SWS Group, Inc., a Delaware corporation, do hereby constitute and appoint James H. Ross and Allen R. Tubb, and each of them, their true and lawful attorneys-in-fact and agents or attorney-in-fact and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules and regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments (including any post-effective amendments) and supplements thereto, and to any and all instruments or documents filed as part or in connection with this Registration Statement, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. The Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons and in the following capacities on March 6, 2013.

Signature	Title

/s/ James H. Ross James H. Ross	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Stacy M. Hodges Stacy M. Hodges	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ J. Taylor Crandall J. Taylor Crandall	Director

/s/ Christie S. Flanagan Christie S. Flanagan	Director

/s/ Gerald J. Ford Gerald J. Ford	Director

/s/ Larry A. Jobe Larry A. Jobe	Director

/s/ Tyree B. Miller Tyree B. Miller	Director

/s/ Dr. Mike Moses Dr. Mike Moses	Director

/s/ Joel T. Williams, III Joel T. Williams, III	Director

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 6, 2013.

SWS GROUP 401(K) PROFIT SHARING PLAN

By:	/s/ James R. Zimcosky
James R. Zimcosky
Senior Vice President, Human Resources
Plan Administrator

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of the Registrant incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed October 15, 2009.

4.2	Restated By-laws of the Registrant incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed March 7, 2012.

4.3	Certificate of Designations of Non-Voting Perpetual Participating Preferred Stock, Series A of SWS Group, Inc., incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed August 1, 2011.

4.4	Warrant to purchase up to 8,695,652 shares of Common Stock, issued on July 29, 2011 to Hilltop Holdings Inc. incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed August 1, 2011.

4.5	Warrant to purchase up to 8,419,148 shares of Common Stock, issued on July 29, 2011 to Oak Hill Capital Partners III, L.P. incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed August 1, 2011.

4.6	Warrant to purchase up to 276,504 shares of Common Stock, issued on July 29, 2011 to Oak Hill Capital Management Partners III, L.P. incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed August 1, 2011.

4.7	Investor Rights Agreement dated as of July 29, 2011 among SWS Group, Inc., Hilltop Holdings Inc., Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management Partners III, L.P. incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K filed August 1, 2011.

23.1*	Consent of Grant Thornton LLP.

24.1*	Power of Attorney of the Directors of SWS Group, Inc. (incorporated in the signature page of this Registration Statement).

*	Each document marked with an asterisk is filed herewith.

The Registrant will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.